Execution Copy


                         AGREEMENT FOR SALE AND PURCHASE


            THIS AGREEMENT FOR SALE AND PURCHASE ("Agreement") made and entered into by and among CROWNRIDGE STORAGE PORTFOLIO, LLC, a Nevada limited liability company, and WILLIAMS STORAGE PORTFOLIO III, LLC, a Nevada limited liability company (individually, a "Seller", and together, "Sellers"), whose address is 2755 Bristol Street, #140, Costa Mesa, California 92626 and U-STORE-IT, L.P., a Delaware limited partnership, and/or its permitted assigns ("Buyer") whose address is 6745 Engle Road, Suite 300, Cleveland, Ohio 44130.

                                   WITNESSETH:

            The parties hereto agree that Sellers shall sell their respective interests in, and Buyer shall buy, the following described properties upon the terms and conditions hereinafter set forth.

            1.          DESCRIPTION OF THE PROPERTIES
                        -----------------------------

                        A.          LEGAL DESCRIPTION.
                                    ------------------

                        (i) The real property ("Gene Autry Trail Land") consisting of approximately 4.7 acres of real property, together with all improvements ("Gene Autry Trail Improvements") located thereon having approximately 72,975 square feet of net rentable mini-storage space in 588 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 1400 S. Gene Autry Trail, in the City of Palm Springs, Riverside County, California 92264, as the same is more fully described on Exhibit "A-1"
attached hereto and made a part hereof.                          -------------

                        (ii) The real property ("Varner Land") consisting of approximately 3.58 acres of real property, together with all improvements ("Varner Improvements") located thereon having approximately 76,282 square feet of net rentable mini-storage space in 890 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 72500 Varner Road, in the City of Thousand Palms, Riverside County, California 92276, as the same is more fully described on Exhibit "A-2" attached hereto and made a part hereof.
                        -------------

                        (iii) The real property ("Radio Land") consisting of approximately 6.73 acres of real property, together with all improvements ("Radio Improvements") located thereon having approximately 121,314 square feet of net rentable mini-storage space in 638 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 401 and 500 Radio Road, in the City of Palm Springs, Riverside County, California 92262, as the same is more fully described on Exhibit "A-3" attached hereto and made a part hereof.
                        -------------

                        (iv) The real property ("Ramon Land") consisting of approximately 5.99 acres of real property, together with all improvements ("Ramon Improvements") located thereon having approximately 130,034 square feet of net rentable mini-storage space in 1,053 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 67-650 E. Ramon Road, in the City of Cathedral City, Riverside County, California 92234, as the same is more fully described on Exhibit "A-4" attached hereto and made a part
hereof.                         -------------

                        (v) The real property ("Waterman-Mill Land") consisting of approximately 4.6 acres of real property, together with all improvements ("Waterman-Mill Improvements") located


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thereon having approximately 54,925 square feet of net rentable mini-storage space in 609 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 401 S. Waterman-Mill, in the City of San Bernardino, San Bernardino County, California 92408, as the same is more fully described on Exhibit "A-5" attached hereto and made a part hereof.
             -------------

                        (vi) The real property ("Waterman Land") consisting of approximately 8.2 acres of real property, together with all improvements ("Waterman Improvements") located thereon having approximately 108,238 square feet of net rentable mini-storage space in 1,141 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 601 S. Waterman, in the City of San Bernardino, San Bernardino County, California 92408, as the same is more fully described on Exhibit "A-6" attached hereto and
made a part hereof.                           -------------

                        (vii) The real property ("W. 23rd Land") consisting of approximately 5.61 acres of real property, together with all improvements ("W. 23rd Improvements") located thereon having approximately 83,745 square feet of net rentable mini-storage space in 770 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 1450 W. 23rd Street, in the City of San Bernardino, San Bernardino County, California 92411, as the same is more fully described on Exhibit "A-7" attached hereto and made a part hereof.
                           -------------

                        (viii) The real property ("Baseline Land") consisting of approximately 6.3 acres of real property, together with all improvements ("Baseline Improvements") located thereon having approximately 112,114 square feet of net rentable mini-storage space in 1,231 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 1441 E. Baseline Street, in the City of San Bernardino, San Bernardino County, California 92410, as the same is more fully described on Exhibit "A-8" attached
hereto and made a part hereof.                           -------------

                        (ix) The real property ("Bonnie View Land") consisting of approximately 3 acres of real property, together with all improvements ("Bonnie View Improvements") located thereon having approximately 56,755 square feet of net rentable mini-storage space in 573 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 210 W. Bonnie View Drive, in the City of Rialto, San Bernardino County, California 92376, as the same is more fully described on Exhibit "A-9" attached hereto and made a
part hereof.                        -------------

                        (x) The real property ("Highland Land") consisting of approximately 3.2 acres of real property, together with all improvements ("Highland Improvements") located thereon having approximately 62,335 square feet of net rentable mini-storage space in 554 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 26441 Highland Avenue, in the City of Highland, San Bernardino County, California 92346, as the same is more fully described on Exhibit "A-10" attached hereto and made a part
hereof.                         --------------

                        (xi) The real property ("N. 43rd Land") consisting of approximately 2.5 acres of real property, together with all improvements ("N. 43rd Improvements") located thereon having approximately 102,347 square feet of net rentable mini-storage space in 879 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 1844 N. 43rd Avenue, in the City of Phoenix, Maricopa County, Arizona 85009, as the same is more fully described on Exhibit "A-11" attached hereto and made a part hereof.
             --------------
                        (xii) The real property ("Washington Land") consisting of approximately 2.06 acres of real property, together with all improvements ("Washington Improvements") located thereon having approximately 45,470 square feet of net rentable mini-storage space in 434 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes


                                       2
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as 3122 E. Washington, in the City of Phoenix, Maricopa County, Arizona 85034,
as the same is more fully described on Exhibit "A-12" attached hereto and made a
part hereof.                           --------------

                        (xiii) The real property ("Power Land") consisting of approximately 4.92 acres of real property, together with all improvements ("Power Improvements") located thereon having approximately 71,575 square feet of net rentable mini-storage space in 524 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 536 N. Power Road, in the City of Mesa, Maricopa County, Arizona 85205, as the same is more fully described on Exhibit "A-13" attached hereto and made a part hereof.
             --------------

                        (xiv) The real property ("Nellis Land") consisting of approximately 2.77 acres of real property, together with all improvements ("Nellis Improvements") located thereon having approximately 50,152 square feet of net rentable mini-storage space in 445 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 2645 S. Nellis Boulevard, in the City of Las Vegas, Clark County, Nevada 89121, as the same is more fully described on Exhibit "A-14" attached hereto and made a part hereof.
                        --------------

                        (xv) The real property ("Cheyenne Land") consisting of approximately 5.33 acres of real property, together with all improvements ("Cheyenne Improvements") located thereon having approximately 50,325 square feet of net rentable mini-storage space in 577 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 7370 W. Cheyenne Avenue, in the City of Las Vegas, Clark County, Nevada 89129, as the same is more fully described on Exhibit "A-15" attached hereto and made a part
hereof.                         --------------

                        (xvi) The real property ("Artesia Land") consisting of approximately 5.7 acres of real property, together with all improvements ("Artesia Improvements") located thereon having approximately 124,047 square feet of net rentable mini-storage space in 1,436 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 198 W. Artesia Boulevard, in the City of Long Beach, Los Angeles County, California 90805, as the same is more fully described on Exhibit "A-16" attached hereto and made a
part hereof.                        --------------

                        (xvii) The real property ("Arlington Land") consisting of approximately 4.5 acres of real property, together with all improvements ("Arlington Improvements") located thereon having approximately 67,445 square feet of net rentable mini-storage space in 719 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 7600 Arlington Avenue, in the City of Riverside, Riverside County, California 92503, as the same is more fully described on Exhibit "A-17" attached hereto and made a part
hereof.                         --------------

                        (xviii) The real property ("West Fifth Land") consisting of approximately 3.7 acres of real property, together with all improvements ("West Fifth Improvements") located thereon having approximately 63,966 square feet of net rentable mini-storage space in 745 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 2828 West Fifth Street, in the City of Santa Ana, Orange County, California 92703, as the same is more fully described on Exhibit "A-18" attached hereto and made a part
hereof.                         --------------

                        (xix) The real property ("Jamacha Land") consisting of approximately 3.157 acres of real property, together with all improvements ("Jamacha Improvements") located thereon having approximately 55,158 square feet of net rentable mini-storage space in 733 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 9150 and 9180 Jamacha Road, in the City of Spring Valley, San Diego County, California 91977, as the same is more fully described on Exhibit "A-19" attached hereto and made a part
hereof.                         --------------



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                        (xx) The real property ("Fairgrounds Land") consisting
of approximately 3.96 acres of real property, together with all improvements ("Fairgrounds Improvements") located thereon having approximately 85,286 square feet of net rentable mini-storage space in 825 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 4011 Fairgrounds Street, in the City of Riverside, Riverside County, California 92501, as the same is more fully described on Exhibit "A-20" attached hereto and
made a part hereof.                           --------------

                        (xxi) The real property ("3026 South Country Club Land") consisting of approximately 2.35 acres of real property, together with all improvements ("3026 South Country Club Improvements") located thereon having approximately 45,505 square feet of net rentable mini-storage space in 425 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 3026 South Country Club Drive, in the City of Mesa, Maricopa County, Arizona 85210, as the same is more fully described on Exhibit "A-21" attached
hereto and made a part hereof.                        --------------

                        (xxii) The real property ("909 South Country Club Land") consisting of approximately 2.03 acres of real property, together with all improvements ("909 South Country Club Improvements") located thereon having approximately 59,849 square feet of net rentable mini-storage space in 531 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 909 South Country Club Drive, in the City of Mesa, Maricopa County, Arizona 85210, as the same is more fully described on Exhibit "A-22" attached
hereto and made a part hereof.                        --------------

                        (xxiii) The real property ("Hotel Land") consisting of approximately 2.8 acres of real property, together with all improvements ("Hotel Improvements") located thereon having approximately 52,364 square feet of net rentable mini-storage space in 431 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 49 Hotel Circle, in the City of Albuquerque, Bernalillo County, New Mexico 87123, as the same is more fully described on Exhibit "A-23" attached hereto and made a part hereof.
             --------------

                        (xxiv) The real property ("Spring Stuebner Land") consisting of approximately 5.71 acres of real property, together with all improvements ("Spring Stuebner Improvements") located thereon having approximately 73,121 square feet of net rentable mini-storage space in 517 units commonly known as "Sure Save USA Self Storage" and known for street numbering purposes as 1220 Spring Stuebner Road, in the City of Spring, Harris County, Texas 77373, as the same is more fully described on Exhibit "A-24" attached
hereto and made a part hereof.                      --------------

                        The Gene Autry Trail Land, the Varner Land, the Radio Land, the Ramon Land, the Waterman-Mill Land, the Waterman Land, the W. 23rd Land, the Baseline Land, the Bonnie View Land, the Highland Land, the N. 43rd Land, the Washington Land, the Power Land, the Nellis Land, the Cheyenne Land, the Artesia Land, the Arlington Land, the West Fifth Land, the Jamacha Land, the Fairgrounds Land, the 3026 South Country Club Land, the 909 South Country Club Land, the Hotel Land and the Spring Stuebner Land are collectively referred to the "Land"; and the Gene Autry Trail Improvements, the Varner Improvements, the Radio Improvements, the Ramon Improvements, the Waterman-Mill Improvements, the Waterman Improvements, the W. 23rd Improvements, the Baseline Improvements, the Bonnie View Improvements, the Highland Improvements, the N. 43rd Improvements, the Washington Improvements, the Power Improvements, the Nellis Improvements, the Cheyenne Improvements, the Artesia Improvements, the Arlington Improvements, the West Fifth Improvements, the Jamacha Improvements, the Fairgrounds Improvements, the 3026 South Country Club Improvements, the 909 South Country

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Club Improvements, the Hotel Improvements and the Spring Stuebner
Improvements are collectively referred to as the "Improvements".

                        B. PERSONAL PROPERTY. All fixtures, furniture,
                           ------------------
carpeting, draperies, appliances, building supplies, equipment, machinery, inventory, the trade name and phone number(s) for "Sure Save USA Self Storage," licenses, including, without limitation, computer software licenses, permits and other items of personal property owned by Sellers and presently affixed, attached to, placed or situated upon the Land or Improvements and/or used in connection with the ownership, operation and occupancy of the Land or Improvements (collectively, "Personalty"), but specifically excluding any items of personal property owned by any tenants ("Tenants") of the Land or Improvements and any items of personal property owned by third parties and leased to Sellers. Sellers shall deliver an inventory of the Personalty to Buyer for approval not later than ten (10) days after the Effective Date (as hereinafter defined) of this Agreement. Notwithstanding the foregoing, Buyer's right to use the trade name "Sure Save USA Self Storage" shall be non-exclusive and shall expire with respect to each Property upon the later of (i) expiration of Sellers' existing Yellow Pages contracts relating to such Property and (ii) the earlier of (a) replacement of Sellers' existing signage at such Property or
(b) one hundred twenty (120) days after the Closing Date.

                        C. LEASES. Sellers' interest in all leases and storage
                           -------
agreements ("Leases") now or hereafter affecting the Land or Improvements, together with all advance rents and refundable security deposits, key deposits and other deposits (collectively, "Security Deposits") of Tenants held by Sellers.

                        D. CONTRACTS. Sellers' interest in all assignable
                           ----------
leasing, service, supply and maintenance contracts, including Yellow Pages contracts (collectively, "Contracts") relating to the ownership, use, maintenance and operation of the Land, Improvements or Personalty which Buyer, at its option, may elect to assume. Sellers shall deliver true and complete copies of the Contracts to Buyer for approval not later than ten (10) days after the Effective Date of this Agreement.

            The items described in (A) and (B) of this Section 1 are hereinafter individually referred to as a "Property" and collectively as the "Properties." The items described in (A)(i) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Gene Autry Trail Land and Gene Autry Trail Improvements, are hereinafter collectively referred to as the "Gene Autry Trail Property." The items described in (A)(ii) and in (B), (C) and (D) of this
Section 1, to the extent they relate to the Varner Land and Varner Improvements, are hereinafter collectively referred to as the "Varner Property." The items described in (A)(iii) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Radio Land and Radio Improvements, are hereinafter collectively referred to as the "Radio Property." The items described in (A)(iv) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Ramon Land and Ramon Improvements, are hereinafter collectively referred to as the "Ramon Property." The items described in (A)(v) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Waterman-Mill Land and Waterman-Mill Improvements, are hereinafter collectively referred to as the "Waterman-Mill Property." The items described in (A)(vi) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Waterman Land and Waterman Improvements, are hereinafter collectively referred to as the "Waterman Property." The items described in (A)(vii) and in (B), (C) and (D) of this
Section 1, to the extent they relate to the W. 23rd Land and W. 23rd Improvements, are hereinafter collectively referred to as the "W. 23rd Property." The items described in (A)(viii) and in (B), (C) and (D) of this
Section 1, to the extent they relate to the Baseline Land and Baseline Improvements, are hereinafter collectively referred to as the "Baseline Property." The items described in (A)(ix) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Bonnie View Land and Bonnie View Improvements, are hereinafter collectively referred to as the "Bonnie View Property." The items described in (A)(x) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Highland Land and Highland Improvements, are hereinafter collectively referred to as the "Highland Property." The items described in (A)(xi) and in (B), (C) and (D) of this Section 1, to the extent they relate to the N. 43rd Land and N. 43rd Improvements, are hereinafter collectively referred to as the "N. 43rd Property." The items described in
(A)(xii) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Washington Land and Washington Improvements, are hereinafter collectively referred to as the "Washington Property." The items described in (A)(xiii) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Power Land and Power Improvements, are hereinafter collectively referred to as the "Power Property." The items described in (A)(xiv) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Nellis Land and Nellis Improvements, are hereinafter collectively referred to as the "Nellis Property." The items described in (A)(xv) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Cheyenne Land and Cheyenne Improvements, are hereinafter collectively referred to as the "Cheyenne Property." The items described in (A)(xvi) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Artesia Land and Artesia Improvements, are hereinafter collectively referred to as the "Artesia Property." The items described in
(A)(xvii) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Arlington Land and Arlington Improvements, are hereinafter collectively referred to as the "Arlington Property." The items described in (A)(xviii) and in (B), (C) and (D) of this Section 1, to the extent they relate to the West Fifth Land and West Fifth Improvements, are hereinafter collectively referred to as the "West Fifth Property." The items described in (A)(xix) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Jamacha Land and Jamacha Improvements, are hereinafter collectively referred to as the "Jamacha Property." The items described in (A)(xx) and in (B), (C) and (D) of this
Section 1, to the extent they relate to the Fairgrounds Land and Fairgrounds Improvements, are hereinafter collectively referred to as the "Fairgrounds Property." The items described in (A)(xxi) and in (B), (C) and (D) of this
Section 1, to the extent they relate to the 3026 South Country Club Land and 3026 South Country Club Improvements, are hereinafter collectively referred to as the "3026 South Country Club Property." The items described in (A)(xxii) and in (B), (C) and (D) of this Section 1, to the extent they relate to the 909 South Country Club Land and 909 South Country Club Improvements, are hereinafter collectively referred to as the "909 South Country Club Property." The items described in (A)(xxiii) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Hotel Land and Hotel Improvements, are hereinafter collectively referred to as the "Hotel Property." The items described in
(A)(xxiv) and in (B), (C) and (D) of this Section 1, to the extent they relate to the Spring Stuebner Land and Spring Stuebner Improvements, are hereinafter collectively referred to as the "Spring Stuebner Property."

                        2. PURCHASE PRICE. The aggregate purchase price
                           ---------------
("Purchase Price") for the Properties shall be One Hundred Sixty-Seven Million and 00/100ths Dollars ($167,000,000.00), allocated to each Property as follows ("Purchase Price"):

            Gene Autry Trail Property                   $ 8,700,000.00
            Varner Property                               8,300,000.00
            Radio Property                               13,100,000.00
            Ramon Property                               12,200,000.00
            Waterman-Mill Property                        4,350,000.00
            Waterman Property                             6,700,000.00
            W. 23rd Property                              8,200,000.00
            Baseline Property                             9,400,000.00
            Bonnie View Property                          5,000,000.00

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            Highland Property                                   7,100,000.00
            N. 43rd Property                                    4,500,000.00
            Washington Property                                 3,000,000.00
            Power Property                                      3,650,000.00
            Nellis Property                                     4,800,000.00
            Cheyenne Property                                   8,700,000.00
            Artesia Property                                   18,700,000.00
            Arlington Property                                  7,500,000.00
            West Fifth Property                                 6,800,000.00
            Jamacha Property                                    6,550,000.00
            Fairgrounds Property                                6,500,000.00
            3026 South Country Club Property                    2,900,000.00
            909 South Country Club Property                     2,800,000.00
            Hotel Property                                      3,900,000.00
            Spring Stuebner Property                            3,650,000.00


            Notwithstanding the above allocation of Purchase Price, and subject to Section 26 hereof, Sellers shall not be required to sell any one (1) Property unless Buyer purchases all of the Properties in accordance with the terms of this Agreement.

            3.          DEPOSITS
                        --------

                        A. EARNEST MONEY DEPOSIT. Within three (3) business days
                           ----------------------
after execution of this Agreement by all parties, Buyer shall deliver to and deposit with First American Title Insurance Company ("Escrow Agent") the sum of Two Million and 00/100ths Dollars ($2,000,000.00) ("Earnest Money Deposit") securing the obligations of Buyer hereunder, which shall be held in escrow by Escrow Agent in accordance with the terms and conditions of this Agreement. The Earnest Money Deposit received hereunder by Escrow Agent shall be deposited by Escrow Agent in an interest bearing escrow account, which interest shall accrue for the benefit of Buyer.

                        B. CLOSING PAYMENT. At Closing, the Purchase Price,
                           ----------------
increased or decreased by credits, prorations and adjustments as provided herein, shall be paid by Buyer to Sellers by payment of the Earnest Money Deposit plus cash or confirmed federal wire transfer of immediately available funds.

            4.          RIGHTS OF INSPECTION AND CANCELLATION
                        -------------------------------------

                        A. INSPECTION PERIOD. For and in consideration of the
                           ------------------
Earnest Money Deposit, Buyer shall have a period of forty-five (45) days from the Effective Date with respect to financial due diligence matters ("Financial Diligence Period"), and a period of sixty (60) days from the Effective Date with respect to all other matters ("Inspection Period"), during which time, Buyer, and Buyer's counsel, accountants, agents and other authorized representatives (collectively, "Authorized Agents"), shall be entitled to enter upon the Properties for the purpose of inspecting and examining the Properties, including, without limitation, conducting surveying, engineering and environmental tests and studies, and any such other work as Buyer shall consider appropriate. Buyer and its Authorized Agents shall have full and continuing access to the Properties and all parts thereof and Sellers shall cooperate fully with Buyer and its Authorized Agents in Buyer's inspection process. If Buyer, in Buyer's sole discretion and opinion, is dissatisfied with the results of Buyer's inspection of the Properties or any of the other items furnished by Sellers and reviewed by Buyer, as set forth in this Section 4, Buyer may, by written notice delivered to Sellers prior to the expiration of the Financial Diligence Period or the Inspection Period, as applicable, terminate this Agreement, in which event the Earnest Money Deposit and all interest earned thereon shall be immediately delivered to Buyer, Sellers and Buyer shall have no further obligations hereunder (except as may otherwise be provided in this Agreement) and this Agreement shall be null and void.

                        B. DOCUMENT REVIEW. Sellers agree to furnish to Buyer
                           ----------------
not later than ten (10) days after the Effective Date and allow Buyer and Buyer's Authorized Agents, to inspect and make copies of:

                           (a)  Surveys;

                           (b)  Environmental reports;

                           (c)  Property tax bills;

                           (d) Form of storage leases/agreements for the Properties;

                           (e)  Current rent rolls;

                           (f)  Year-to-date income and expense statements;

                           (g) Summary of all capital expenditures of Sellers relating to the Properties for the month preceding the Effective Date;

                           (h) Copies of any pending litigation filed against the Properties or against Sellers which could adversely affect on the Properties; and

                           (i)  The general ledgers for the Properties.

                        Seller shall also furnish to Buyer, if in Sellers' possession:

                           (v) Notices or correspondence from governmental entities with respect to the Properties;

                           (w) Copies of building plans and specifications and certificate(s) of occupancy for the Properties;

                           (x) Business operation, business registration or any similar licenses or permits issued by the city, county and/or state in which the Properties are located;

                           (y) Copies of all warranties or guarantees provided to Sellers for any improvements to the Properties; and

                           (z) Estoppel letters from all non-mini storage warehouse tenants including, without limitation, any office and retail space tenants

(a to i and v to z, collectively, "Documents"). Sellers shall also make available to Buyer for review, at either the office of Sellers or at the Properties, the originals of the Leases, and Buyer shall have the right to make photocopies of the Leases.

                        C. ENVIRONMENTAL SITE ASSESSMENT. Buyer shall order
                           ------------------------------
current environmental site assessments for the Properties. In the event Buyer, in Buyer's sole discretion, is dissatisfied with the results of the environmental site assessment(s), Buyer may terminate this Agreement by written notice delivered to Sellers at any time prior to the expiration of the Inspection Period in which event the Earnest Money Deposit and all interest earned thereon shall be immediately delivered to Buyer and neither Sellers or Buyer shall have any further obligations hereunder (except as may be otherwise provided herein) and this Agreement shall be null and void. If Buyer terminates this Agreement, Buyer shall provide copies of the site assessments to Seller, provided Seller reimburses Buyer for the cost thereof.

                        D. INSPECTION OBLIGATION. Buyer and its Authorized
                           ----------------------
Agents shall: (a) not disturb the Tenants or interfere with their use of the Properties pursuant to their respective Leases; (b) not interfere with the operation and maintenance of the Properties; (c) not damage any part of the Properties or any personal property owned or held by any Tenant or any third party; (d) not injure or otherwise cause bodily harm to Sellers, their agents, contractors and employees or any Tenant; (e) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Properties with Buyer's authorization; (f) not permit any liens to attach to the Properties by reason of the exercise of Buyer's rights hereunder; and (g) restore the Properties to the condition in which the same was found before any such inspections or tests were undertaken, normal wear and tear excepted.

                        E. SECURITIES LAW MATTERS. At Buyer's request, at any
                           -----------------------
reasonable time after the Closing with reasonable prior notice, Sellers shall provide to Buyer's designated independent auditor access to the books and records of the Properties and all related information with respect to the Properties for (i) the period for which Buyer or U-Store-It Trust is required to have the Properties audited under the regulations of the Securities and Exchange Commission ("SEC") and (ii) any subsequent period required to be presented in the registration statement(s) and filings of U-Store-It Trust and Sellers shall provide to such auditor a representation letter in substantially the form of Exhibit "H" attached hereto in connection with the audit of the Properties in accordance with generally accepted auditing standards. In addition, Sellers shall have their accountants, at Buyer's expense and on terms and conditions mutually acceptable to Sellers' accountants and Buyer, (x) assist in the preparation of audited financial statements of Sellers with respect to the Properties in order to generate audited financial statements and related audit reports required to be included in registration statement(s) and filings with respect to the Properties and (y) consent to use of such reformulated statements.

                        F. CONFIDENTIALITY. Buyer acknowledges that any and all
                           ----------------
of the Documents are proprietary and confidential in nature and are delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Properties. Except as otherwise provided herein, Buyer agrees not to disclose the Documents, or any of the provisions, terms or conditions thereof, to any party outside of Buyer's organization except its Authorized Agents and to its attorneys, accountants, lenders, or investors (collectively, the "Permitted Outside Parties"). Buyer further agrees that the Documents shall be disclosed and exhibited only to those persons within Buyer's organization, the Authorized Agents or to the Permitted Outside Parties who are responsible for determining the feasibility of Buyer's acquisition of the Properties and who have agreed to preserve the confidentiality of such information as required herein. Buyer shall return all of the Documents and any and all copies Buyer has made of the Documents on the first to occur of (a) Buyer's election not to acquire the Properties as provided herein or (b) at such time as this Agreement is terminated for any reason. Notwithstanding anything to the contrary contained in this Agreement (or in any document or instrument related to this Agreement), at any time after the Effective Date, Buyer and U-Store-It Trust shall be permitted to (i) disclose the existence of this Agreement and the matters set forth herein in registration statement(s) and filings (as amended or supplemented from time to time) with the SEC or as may be otherwise required under the federal securities laws, and (ii) file this Agreement as an exhibit to such registration statement(s) and any other filings required under the federal securities laws.

            5. SURVEYS. Buyer shall order current surveys (collectively,
               --------
"Surveys") of the Properties prepared by a surveyor licensed to practice in each state where the Properties are situated, in accordance with the requirements and standards of Buyer and Buyer's lender, if any, whether or not the Purchase Price is to be paid all in cash pursuant to the terms of this Agreement, duly certified to Buyer, Sellers, Buyer's lender, if any, and to the Title Company (as hereinafter defined) and its issuing agent and their respective successors and assigns. Any objections to the Surveys, zoning matters or title based upon the Surveys shall be deemed to be an objection to title as provided in Section 6 hereof.

            6. TITLE COMMITMENTS AND POLICIES. Buyer shall order an update of
               -------------------------------
title in order for the First American Title Insurance Company, Chicago, Illinois ("Title Company") to issue title commitments (collectively, "Commitments") for the Properties. The Title Company will issue to Buyer at Closing ALTA Owner's Title Insurance Policies ALTA 1970 Form B (amended 10/17/70 and 10/17/84) and equivalent CLTA Owner's Title Insurance Policies, if available (if such form is not available, then on such form which is acceptable to Buyer) (collectively, "Title Policies"), in the amount of the Purchase Price for each Property insuring Buyer's fee simple title to the Properties to be good, marketable and indefeasible. The Commitments must include copies of all documents shown as title exceptions in the Commitments ("Title Documents"). All matters shown on the Surveys and the Title Documents which are not objected to by Buyer by delivery of written notice to Sellers prior to the expiration of the Inspection Period shall be conclusively deemed to be acceptable to Buyer. If Buyer has given Sellers timely written notice of defect(s) which render the title unacceptable to Buyer, in Buyer's sole discretion, then Sellers may elect to agree to cure or eliminate such defects or to terminate this Agreement. Sellers agree to remove by payment any delinquent installments of taxes, bonds or assessments, judgment liens, income tax liens and other similar liens which can be cured or removed by the payment of money or bonding. In the event that Sellers do not cure or eliminate all timely raised title defects or objections by the Closing to Buyer's satisfaction, then Buyer shall have the option of either: (A) accepting the title "as-is," without reduction in the Purchase Price and without claim against Sellers therefor or (B) canceling this Agreement, in which event the Escrow Agent shall immediately deliver the Earnest Money Deposit together with any interest earned thereon to Buyer, this Agreement shall be null and void and Sellers and Buyer shall be released from all further obligations under this Agreement except as may be otherwise set forth herein. Following the Closing and the recording of the applicable closing documents, the Title Company shall issue the Title Policies with such endorsements as are required by Buyer and Buyer's lender. In the event the title insurance laws of the state in which a Property is located do not authorize the issuance of an ALTA owner's title insurance policy, the Title Policies shall include such other endorsements as may be necessary to insure Buyer's title to the Properties in substantially the same form as would be provided by an ALTA owners title insurance policy.

            7. ASSIGNMENT. Buyer may freely assign this Agreement to any entity
               -----------
in which the general partner of Buyer has a controlling interest.

            8. TIME OF CLOSING. The Closing ("Closing") shall be on or by thirty
               ----------------
(30) days from the end of the Inspection Period or any extension thereof agreed to by the parties ("Closing Date"), time being of the essence; provided, however, in the event the date for the Closing should fall on a Friday, Saturday, Sunday or Monday, the Closing Date shall be on the following Tuesday. Notwithstanding the foregoing, Sellers may extend the Closing Date to February 7, 2006, upon written notice delivered to Buyer no later than the expiration of the Inspection Period.

            9. POSSESSION. Possession and occupancy of the Properties shall be
               -----------
delivered as of the Closing Date, unless otherwise provided herein.

            10. REPRESENTATIONS AND COVENANTS OF SELLER. Each Seller expressly
                ----------------------------------------
covenants, represents and warrants to Buyer as to itself and as to each Property in which such Seller has an interest, as follows:

                        A. Seller is the fee simple owner of the Property.

                        B. Seller is a duly formed and validly existing entity in good standing under the laws of its state of organization and is qualified to do business in the state(s) in which it is legally required to be so qualified.

                        C. Seller has full power and authority to execute and deliver this Agreement and has taken all necessary action and obtained all necessary consents to authorize the execution, delivery and performance of this Agreement and all documentation required to effectuate the full intent and purposes of this Agreement, and this Agreement is enforceable against Seller.

                        D. There is no legal action pending, or to the knowledge of Sellers, threatened against Sellers, which relates to or affects the Properties or otherwise adversely affects Sellers' ability to perform Sellers' obligations hereunder.

                        E. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller.

                        F. Seller is not a foreign person within the meaning of
Section 1445(f) of the Internal Revenue Code of 1986, as amended.

                        G. The rent rolls and operating statements and other financial information relating to the Properties delivered or to be delivered to Buyer pursuant to this Agreement are true and correct in all material respects as of the date thereof. To Sellers' knowledge, documentation and information which is not financial in nature which has been or will be delivered or made available to Buyer and/or Buyer's Authorized Agents for review during the Inspection Period is true and correct in all material requests.

                        H. The copies of the Contracts delivered or to be delivered to Buyer pursuant to this Agreement are true and correct in all material respects.

                        I. The Leases listed on the rent rolls are all of the leases affecting Seller's Properties, and the copies thereof which have been or will be delivered to or made available to Buyer pursuant to this Agreement are true and correct in all material respects.

                        J. Except as to be disclosed to Buyer in writing within ten (10) days after the Effective Date, Seller has not distributed or authorized the distribution of any localized, mass or direct marketing mailing which provides any coupons, discounts or other rental concessions, rebates or free rent (collectively, "Concessions") for any new or existing tenants of any Property which would be effective after the Closing Date. Sellers shall not, without the consent of Buyer, distribute or authorize the distribution of any localized, mass or direct marketing mailing which provide any Concessions for any new or existing tenants of any Property which would be effective after the Closing Date.

                        K. Seller has not received any written notice of any violation of any law, zoning ordinance, municipal ordinance, code, or regulation (including any environmental law or regulation) affecting the Properties which has not been cured, nor has Seller received any written notice of any existing or threatened condemnation action involving any such Properties.

                        L. Seller has all right and power to cause the sale, transfer and assignment of the Leases to Buyer and to Seller's knowledge, (i) Seller has duly and punctually kept, observed and performed all of the material obligations, terms, covenants, conditions and warranties of the Leases to be kept, observed and performed; (ii) the Leases are valid and in full force and effect and have not been amended except in the ordinary course of business;
(iii) Seller has not collected any rent for more than one (1) month in advance under any Leases which are in effect on the Closing Date except as disclosed in the rent rolls provided to Buyer; and (iv) except for written Leases, there are no other leases of the Properties.

                        M. From the date hereof until Closing, Seller shall: (a) maintain in accordance with Seller's past practice complete and accurate books, accounts and records relating to the Properties; (b) continue to maintain and operate the Properties in accordance with Seller's past practices and maintain, renew or enter into new leases and contracts, including Yellow Pages contracts, in furtherance thereof; (c) maintain the Properties in good order and condition and not permit the Properties to adversely change their present condition; (d) comply with the terms and provisions of all Leases, Contracts and other obligations of Sellers relating to the Properties; and (e) only enter into leases with new tenants of the Properties upon terms that are consistent with the terms of the Leases in effect on the date of this Agreement.

                        N. Sellers shall exercise reasonable, good faith effort to obtain from the tenants under any non-storage leases of 5,000 or more square feet estoppel certificates in form prepared or approved by, Buyer.

                        O. To Seller's knowledge, no adverse soil conditions or hazardous or toxic substances exist on the Properties, the Properties have not in the past been used, are not presently being used and will not in the future (for so long as Seller owns the same) be used for the handling, storage, transportation or disposal of hazardous or toxic materials of any kind or nature.

            All representations, covenants and warranties of Sellers set forth in this Agreement and the conditions and circumstances contained herein shall be effective, valid, true and correct on the Closing Date and shall survive the Closing for six (6) months. Buyer shall have the right to terminate this Agreement and receive a refund of its Earnest Money Deposit together with any interest earned thereon from Escrow Agent if any of the representations, covenants and/or warranties are not valid, true and correct as of the Closing Date, in which event this Agreement shall be deemed null and void and Sellers and Buyer shall be released from all obligations under this Agreement, except as may be otherwise set forth herein.

            11. REPRESENTATIONS AND COVENANTS OF BUYER. Buyer expressly
                ---------------------------------------
covenants, represents and warrants to Sellers, as follows:

                        A. Buyer is a duly formed and validly existing limited partnership in good standing under the laws of the State of Delaware.

                        B. Buyer has full power and authority to execute and deliver this Agreement and has taken all necessary action and obtained all necessary consents to authorize the execution, delivery and performance of this Agreement and all documentation required to effectuate the full intent and purposes of this Agreement, and this Agreement is enforceable against Buyer.

                        C. There is no legal action pending or to Buyer's knowledge threatened against Buyer which would materially affect the ability of Buyer to carry out the transactions contemplated by this Agreement.

                        D. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Buyer.

            Any representation or warranty made "to Seller's knowledge," or words of similar meaning, with respect to representations and warranties made herein by Sellers shall not be deemed to imply any duty of inquiry. For purposes of this Agreement, the term "Seller's knowledge" shall mean and refer only to actual knowledge of Rory Williams and shall not be construed to refer to the knowledge of any member, manager, partner, shareholder, officer, director, agent, employee or representative of Sellers, or any affiliate of Sellers, or to impose upon Rory Williams any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon Rory Williams any individual personal liability. Buyer agrees to look solely to Sellers with respect to any alleged breach of a representation or warranty.

            All representations, covenants and warranties of Buyer set forth in this Agreement and the conditions and circumstances contained herein shall be effective, valid, true and correct at the date of and shall survive the Closing for six (6) months.

            11A. REPRESENTATIONS AND WARRANTIES -- GENERAL. If, after the date
                 ------------------------------------------
of this Agreement, either party discovers any material inaccuracy in any representation or warranty under this Agreement which materially affects the value of any Property, whether made by that party or the other party, the discovering party shall promptly notify the other party in a written notice setting forth the particular representation or warranty which is inaccurate, and the nature of the inaccuracy discovered. The party in whose favor the representation or warranty runs ("Benefited Party") shall have the right to terminate this Agreement within ten (10) calendar days of learning of such inaccuracy by giving notice to the other party ("Representing Party"). Failure of the Benefited Party to terminate this Agreement within such ten (10) day period shall be deemed a waiver of the right to terminate based upon such inaccuracy. If the Representing Party had no knowledge of the inaccuracy on the date of execution of this Agreement, then the Benefited Party's sole remedy shall be to terminate this Agreement, and if the Benefited Party does terminate this Agreement, the Earnest Money Deposit and any interest earned thereon shall be returned to Buyer, and the parties shall have no further obligation to each other except as otherwise provided herein. If the Representing Party did have knowledge of the inaccuracy on the date of execution of this Agreement, then the Benefited Party shall have all other rights and remedies afforded by this Agreement (a "Knowing Misrepresentation").

            12. COMMUNICATIONS. All notices, demands, requests, consents,
                ---------------
approvals, waivers or other communications shall be in writing and shall be deemed to be delivered (i) when mailed, upon receipt or refusal thereof, (ii) when delivered by a nationally recognized overnight courier service, upon confirmation of delivery by the courier service or refusal thereof or (iii) when sent by confirmed telecopy, upon receipt, and addressed to the parties as follows:

                   If to Sellers, to the address as follows:
                   Rory Williams
                   Leasco
                   2755 Bristol Street, #140
                   Costa Mesa, California  92626
                   Phone:            (714) 556-5080
                   Fax:              (714) 556-5087
                   E-mail:           rory@leasco.net

                   with a copy to:
                   Allen Hine
                   Brodowsky, Brodowsky and Hine
                   3126 "0" Street
                   Sacramento, California  95816
                   Phone:            (916) 457-8800 Ext. 13
                   Fax:              (916) 456-8875
                   E-mail:     hinead@pacbell.net

                   Following Closing, Sellers' forwarding address shall be:
                   Rory Williams
                   Leasco
                   2755 Bristol Street, #140
                   Costa Mesa, California  92626
                   Phone:            (714) 556-5080
                   Fax:              (714) 556-5087
                   E-mail:     rory@leasco.net

                   If to Buyer, to the address as follows:
                   Patricia A. Rocewicky, Assistant Vice President and Secretary 6745 Engle Road, Suite 300
                   Cleveland, Ohio  44130
                   Phone: (440) 234-0700
                   Fax: (440) 234-5899
                   E-mail:           par@u-store-it.com

                   with a copy to:
                   Kurt von Boeselager
                   Hurtuk & Daroff Co., L.P.A.
                   6120 Parkland Boulevard, Suite 100
                   Cleveland, Ohio 44124
                   Phone: (440) 605-6667
                   Fax: (440) 605-6666
                   E-mail:           kvb@hurtukdaroff.com


            13. EFFECTIVE DATE OF AGREEMENT. The effective date ("Effective
                ----------------------------
Date") of this Agreement shall be the last date that this Agreement is executed either by Sellers or by Buyer.

            14. CONDITION. The Properties are being sold on an "AS IS, WHERE IS
                ----------
AND WITH ALL FAULTS" basis, and except as expressly set forth in this Agreement, Seller expressly disclaims all warranties and has made no representations or warranties of any kind, express or implied, concerning the Property or the Documents or any other matters.

            15. SPECIAL ASSESSMENT LIENS. Certified, confirmed and ratified
                -------------------------
special assessment liens, or liens for work substantially completed, but not yet certified, confirmed or ratified, as of the Closing Date are to be paid at the Closing by Sellers.

            16. MECHANIC'S LIENS. The Properties are being sold free and clear
                -----------------
of all mechanic's liens for work done or material furnished in improving the Properties. If any work or improvements have been completed less than ninety
(90) days prior to Closing, Sellers will furnish security against mechanic's liens or evidence of payment of liens or acceptable release or waiver of liens. At Closing, Sellers shall deliver an affidavit to the Title Company as to the items described in this Section 16, sufficient in form and substance to permit the Title Company to issue the Title Policies to Buyer without exception for mechanic's liens.

            17. CONVEYANCE. Sellers shall convey title to the Properties to
                -----------
Buyer by Special or Limited Warranty Deeds (collectively, "Deeds") subject only to: (i) zoning and/or restrictions and prohibitions imposed by governmental authorities to which Buyer has not objected; (ii) restrictions and easements to which Buyer has not objected; and (iii) taxes and assessments which are a lien, but not yet due and payable.

            18. DOCUMENTS FOR CLOSING. Not later than ten (10) days prior to the
                ----------------------
Closing, Sellers shall deliver to Buyer and Buyer's attorney, a copy of the proposed Deeds for review and approval. In addition, not later than three (3) days prior to the Closing Date, Sellers shall deposit in escrow with the Escrow Agent, the following executed documents:

            (1) Deeds in the form approved by Buyer and Buyer's attorney;

            (2) Bill of Sale and General Assignments in the form of Exhibit "B" attached hereto and made a part hereof;
                        -----------

            (3)         Domestic Owner's Affidavits in the form of Exhibit "C"
                                                                   -----------
                        attached hereto and made a part hereof or such other form as approved by the Title Company;

            (4)         Gap Affidavits as required by the Title Company;

            (5)         FIRPTA Affidavits in the form of Exhibit "D" attached
                        hereto and made a part hereof;   -----------

            (6) Counterparts of the Assignment and Assumption of Leases in the form of Exhibit "E" attached hereto and made a
                        part hereof;   -----------

            (7) Counterparts of the Assignment and Assumption of Contracts in the form of Exhibit "F" attached hereto and
                        made a part hereof;      -----------

            (8) Counterparts of the Non-Competition Agreements in the form of Exhibit "G" attached hereto and made a part
                                -----------
                        hereof executed by all of the parties required to sign pursuant to Section 28 of this Agreement;

            (9) Estoppel certificates from non-mini storage tenants, obtained by Sellers pursuant to Section 10(N) hereof. Not later than twenty (20) days prior to Closing, Sellers shall exercise food faith reasonable efforts to deliver copies of the signed estoppels to Buyer for Buyer's approval;

            (10) Any documents required by the Title Company in order for the Title Policies to be issued to Buyer in the form required by this Agreement; and

            (11)        Audit Letter in the form of Exhibit "H" attached hereto
                        and made a part hereof.     -----------

            Not later than three (3) days prior to the Closing Date, Buyer shall deposit in escrow with the Escrow Agent, the following executed documents:

            (1) Counterparts of the Assignment of and Assumption of Leases in the form of Exhibit "E";
                                              -----------

            (2) Counterparts of the Assignment and Assumption of Contracts in the form of Exhibit "F"; and
                                                 -----------

            (3) Counterparts of the Non-Competition Agreement in the form of Exhibit "G."
                                ------------

            19.         EXPENSES.
                        ---------

                        A.          Buyer shall pay the following costs:

                                    (1)         One-half (1/2) of the escrow
                                                fee.

                                    (2)         The cost of recording, and any
                                                transfer or conveyance tax
                                                charged on or for the recording,
                                                of the Deeds or other title
                                                conveyance documents.

                                    (3)         Subject to Sellers'
                                                contributions as set forth in
                                                Section 19(B)(2) below, the cost
                                                of the title examinations, the
                                                Title Policies, the
                                                environmental site assessments
                                                and the Surveys.

                                    (4)         All other normal and customary
                                                closing costs other than those
                                                paid by Sellers as set forth in
                                                Section 19(B) below.

                        B. In addition to any other costs to be borne by Sellers as provided in this Agreement, Sellers shall pay the following:

                                    (1)         One-half (1/2) of the escrow
                                                fee.

                                    (2)         The cost of the Title Policies,
                                                but only to the extent of the
                                                cost of CLTA or equivalent title
                                                policies.

                                    (3)         The cost of recording any
                                                corrective instruments.

            20. PRORATION OF TAXES (REAL AND PERSONAL); UTILITIES. Escrow Agent
                --------------------------------------------------
shall prorate all taxes and assessments as of the date of Closing according to the calendar year, using the last available County Treasurer's tax duplicate for the purpose of closing the transaction. When the actual amount of such taxes becomes known, Sellers and Buyer shall adjust the actual tax proration between themselves. Any assessments, reassessed assessments and/or respread taxes upon the Properties shall be paid out of Sellers' funds at Closing. Sellers and Buyer shall work together to notify utility companies of the Closing and transfer all utilities, including telephone numbers, to Buyer's name as of the Closing Date. Sellers shall provide Buyer with a letter of authorization in customary form to assist with this process. Sellers shall be entitled to a refund of all utility deposits and shall pay all utilities up to and including the Closing. Buyer shall be responsible for all utilities from and after the Closing.

            21. PRORATION OF RENTS. Sellers shall pay or cause to be paid to
                -------------------
Buyer, in cash at Closing, the amount of the Security Deposits and prepaid rents paid to Sellers by Tenants as of the proration date specified in Section 22. The prorations shall be computed on a monthly basis based upon the actual number of days in the calendar month. Except as hereinafter provided, no proration shall be made for rents delinquent as of the Closing Date ("Delinquent Rents"). At

Closing, Buyer shall pay Sellers an amount which is equal to ninety percent (90%) of Delinquent Rents of Non-Defaulting Tenants which are delinquent thirty
(30) days or less. As used herein, Non-Defaulting Tenants means tenants who are not more than thirty (30) days delinquent in the payment of rent as of the Closing Date. Any Delinquent Rents collected after Closing shall belong exclusively to Buyer and all rights to pursue collection of such amounts shall vest solely in Buyer.

            22. PRORATION DATE. Taxes and assessments, insurance, assumed
                ---------------
interest, rents, and other expenses and revenue of the Properties shall be prorated through 11:59 P.M. on the day prior to Closing.

            23. ESCROW. Escrow Agent shall hold the Earnest Money Deposit in
                -------
escrow and disburse it in accordance with the terms and conditions of this Agreement. In the event that a dispute shall arise between any of the parties to this Agreement as to the proper disbursement of the Earnest Money Deposit, the Escrow Agent may, at its option: (i) take no action and hold all funds (and documents, if any) until agreement is reached between the disputing parties, or until a judgment has been entered by a court of competent jurisdiction and the appeal period has expired thereon, or if appealed, then until the matter has been finally concluded, and then to act in accordance with such final judgment or (ii) institute an action for declaratory judgment, interpleader or otherwise joining all affected parties and thereafter complying with the ultimate judgment of the court with regard to disbursement of the deposit and disposition of documents, if any. In the event of any suit between Buyer and Sellers wherein the Escrow Agent is made a party by virtue of acting as Escrow Agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover reasonable attorneys' fee and costs incurred as Escrow Agent, including costs and attorney's fees for appellate proceedings, if any, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. The Escrow Agent shall not be liable to either party for misdelivery to Buyer, Sellers or third parties, unless such misdelivery is due to gross negligence or wanton and willful misconduct on the part of the Escrow Agent.

            24. ATTORNEY'S FEES AND COSTS. In connection with any litigation
                --------------------------
arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred including reasonable attorneys' fees for services rendered in connection with such litigation, appellate proceedings and post-judgment proceedings. Notwithstanding the foregoing, a party shall not be considered to be the prevailing party for the purposes of this paragraph 24, if such party recovers less than the settlement amount offered by the other party prior to a verdict.

            25. BROKERAGE. Buyer and Sellers each represent and warrant to the
                ----------
other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiations of this Agreement and/or the consummation of the purchase and sale contemplated hereby other than Mark L. Hansen of Hansen Financial Group ("Broker"), and no other broker or person, firm or entity is entitled to any commission or finder's fee in connection with this Agreement or this transaction. Buyer and Sellers do each hereby indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any other broker, finder or other similar party by reason of any actions of the indemnifying party. Sellers shall pay to Broker the commission when, as and if the transaction contemplated hereby actually closes.

            26.         CONDEMNATION AND CASUALTY.
                        --------------------------

                        A. CONDEMNATION. Sellers shall promptly notify Buyer of
                           -------------
any threatened or commenced condemnation or eminent domain proceedings affecting any Property. In the event that all or any "substantial portion" of a Property (as defined below in this Section 26) shall be taken in condemnation or by conveyance in lieu thereof or under the right of eminent domain or formal proceedings have been initiated therefor after the Effective Date and before the Closing Date, then at the election of Buyer by written notice thereof to Sellers within ten (10) days after Sellers notify Buyer of the condemnation or eminent domain proceedings, this Agreement shall be terminated as to the applicable Property (but not as to any other Property), in which event the Purchase Price shall be reduced by the allocable portion thereof attributable to such Property. In the event Buyer fails to timely deliver written notice of termination as described above, Buyer shall be deemed to have elected to proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Sellers shall deliver to Buyer at the Closing any proceeds actually received by Sellers attributable to such Property from such condemnation or eminent domain proceeding or conveyance in lieu thereof and assign to Buyer Sellers' rights to any such proceeds not yet received by Sellers, and there shall be no reduction in the allocated portion of the Purchase Price for such Property. If the taking does not involve a "substantial portion" of the Property, as herein defined, then Buyer shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such taking, and Sellers shall deliver to Buyer at the Closing any proceeds actually received by Sellers attributable to such Property from such condemnation or eminent domain proceeding or conveyance in lieu thereof and assign to Buyer Sellers' rights to any such proceeds not yet received by Sellers, and there shall be no reduction in the allocated portion of the Purchase Price for such Property.

                        B. CASUALTY. Sellers shall promptly notify Buyer of any
                           ---------
casualty affecting any Property. In the event that all or any "substantial portion" of a Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing Date, Buyer may, at its option, elect to withdraw such Property from this Agreement by written notice thereof to Sellers within ten (10) days after Sellers notify Buyer of the casualty and the availability and amount of insurance proceeds. In the event Buyer does not elect to terminate this Agreement as to such Property as described above, Buyer shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Sellers shall deliver to Buyer at the Closing any insurance proceeds actually received by Sellers attributable to such Property from such casualty, or assign to Buyer all of Sellers' right, title and interest in any claim under any applicable insurance policies in respect of such casualty, together with payment to Buyer of an amount equal to the deductible(s), if any, applicable to such loss under the insurance policy(ies), and there shall be no reduction in the allocated portion of the Purchase Price for such Property. If the casualty loss does not involve a "substantial portion" of the Property, as defined herein, then Buyer shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such casualty loss, and Sellers shall either (i) deliver to Buyer at the Closing any insurance proceeds actually received by Sellers attributable to the Property from such casualty, or (ii) assign to Buyer all of Sellers' right, title, and interest in any claim under any applicable insurance policies in respect of such casualty, together with payment to Buyer of an amount equal to the deductible(s), if any, applicable to such loss under the insurance policy(ies), and there shall be no reduction in the allocated portion of the Purchase Price for such Property.

                        C. SUBSTANTIAL PORTION DEFINED. For the purposes of this
                           ----------------------------
Section 26, a taking of or casualty loss to a "substantial portion" of a Property shall be deemed to include any taking or casualty loss which (i) is equal to or greater than (A) 10% of the value of the Property as established by allocated portion of the Purchase Price for such Property, or (B) 10% of the aggregate gross number of square feet contained in the storage facilities constituting such Property, or (ii) involves a taking that has a material adverse effect on Buyer's use of the remainder of the Property, by materially adversely affecting the adequacy of utilities, parking and/or access to the Property, the location or size of signage for the Property, or the zoning compliance thereof.

                        D. RISK OF LOSS. Subject to the foregoing provisions of
                           -------------
this Section 26, risk of loss until Closing shall otherwise be borne by Sellers.

            27.         DEFAULT.
                        --------

                        A. SELLERS' DEFAULT; BUYER'S SOLE REMEDIES. If, after
                           ----------------------------------------
written demand, any Seller fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Buyer's breach of any of its representations or warranties contained in this Agreement; (ii) Buyer's continuing default of any of its material covenants hereunder after ten (10) days' prior written notice of such default; or (iii) a termination of this Agreement by Sellers or Buyer pursuant to a right to do so expressly provided for in this Agreement, except by reason of a default by either party, Buyer may either (1) terminate this Agreement by written notice to Sellers, in which event the Earnest Money Deposit, together with interest earned thereon shall be returned to Buyer, or (2) pursue specific performance of this Agreement. In the event of (a) any Seller's continuing default after Closing in any of its representations, warranties or covenants in this Agreement which survive Closing or any documents delivered by any Seller at Closing, and such default continues for more than thirty (30) days after written notice of such default from Buyer or (b) a Knowing Misrepresentation by Seller, Buyer shall be entitled to pursue its remedies available at law or in equity. In no event shall Seller be liable for any delay damages, lost profits or consequential damages.

                        B. BUYER'S DEFAULT; SELLERS' SOLE REMEDIES. If after
                           ----------------------------------------
written demand, Buyer fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Sellers' breach of any of its representations or warranties contained in this Agreement; (ii) Sellers' continuing default of any of its material covenants after ten (10) days' prior written notice of such default; or (iii) a termination of this Agreement by Sellers or Buyer pursuant to a right to do so expressly provided for in this Agreement, except by reason of a default by either party, Sellers may receive and retain the Earnest Money Deposit, together with interest earned thereon as liquidated damages (and not as a penalty) for breach of this Agreement. Such amount is agreed upon by and between Sellers and Buyer as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof. In the event of (a) Buyer's continuing default after Closing in any of its representations, warranties or covenants in this Agreement which survive Closing or any documents delivered by Buyer at Closing, and such default continues for more than thirty (30) days after written notice of such default from Sellers or (b) a Knowing Misrepresentation by Buyer, Sellers shall be entitled to pursue any remedies available at law or in equity. In no event shall Buyer be liable for any delay damages, lost profits or consequential damages.

            28. COVENANT NOT TO COMPETE. Sellers and those parties who are
                ------------------------
executing this Agreement to evidence their participation in this covenant, agree to enter into the Non-Competition Agreement at the time of Closing.

            29. TIME. Time periods herein of less than six (6) days shall, in
                -----
the computation, exclude Saturdays, Sundays and state or national legal holidays and any time period provided for herein which shall end on Saturday, Sunday or state or national legal holiday shall extend to 5:00 P.M. Eastern Time of the next business day.

            30. PERSONS BOUND. The benefits and obligations of the covenants
                --------------
herein shall inure to and bind the respective successors and assigns (where assignment is permitted) of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders.

            31. FINAL AGREEMENT. This Agreement represents the final agreement
                ----------------
of the parties and no agreements or representations, unless incorporated into this Agreement, shall be binding on any of the parties. Typewritten provisions shall supersede printed provisions and handwritten provisions shall supersede typewritten and/or printed provisions. Such handwritten or typewritten provisions as are appropriate may be inserted on the face of this Agreement or attached hereto as an addendum.

            32. GOVERNING LAW. This Agreement shall be governed and construed in
                --------------
all respects with the laws of the State of California.

            33. EXECUTION AND COUNTERPARTS; FACSIMILES. This Agreement may be
                ---------------------------------------
executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement shall not bind Sellers or Buyer as an offer or an agreement unless signed by the person or party sought to be bound. Facsimile transmissions and other copies of executed documents shall serve the same purpose as originals in connection with the terms of this Agreement and any notices required to be or given hereunder may be delivered by facsimile transmission in the manner provided in Section 12. The transmittal of an unexecuted draft of this document for purposes of review shall not be considered an offer to enter into an agreement.

            34. AMENDMENT. This Agreement may not be modified or amended, except
                ----------
by an agreement in writing signed by Sellers and Buyer. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

            35. REMOVAL OF PROPERTIES FROM MARKET. Commencing with the Effective
                ----------------------------------
Date, Sellers shall remove the Properties from the market and terminate negotiations for the sale of the Properties with all parties other than Buyer.

            36. WAIVER OF TRIAL BY JURY. To the extent permitted by applicable
                ------------------------
law, Sellers and Buyer waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Sellers or Buyer against each other or any matter arising out of or in any way connected with this Agreement.

                              BUYER:

                              U-STORE-IT, L.P.
                              a Delaware limited partnership
                              By:  U-Store-It Trust, its general partner


                              By:  /s/ Tedd Towsley
                                   ---------------------------------------
                                   Tedd Towsley
                                   Vice President and Treasurer

                              Date of Execution by Buyer:  10/3/05
                                                          ----------------


                              SELLERS:

                              CROWNRIDGE STORAGE PORTFOLIO, LLC
                              a(n) ___________________ limited liability company

                              By:  /s/ Dale A. Williams    9/27/05
                                   ---------------------------------------

                              Its: Managing Member
                                   ---------------------------------------



                              WILLIAMS STORAGE PORTFOLIO III, LLC
                              a(n) ___________________ limited liability company

                              By:  /s/ Dale A. Williams    9/27/05
                                   ---------------------------------------

                              Its: Managing Member
                                   ---------------------------------------

                              Date of Execution by Sellers:
                                                            --------------


                              PERSONS EXECUTING THIS AGREEMENT TO
                              EVIDENCE THEIR AGREEMENT WITH THE
                              TERMS OF SECTION 28

                              /s/ Dale A. Williams               9/27/05
                              --------------------------------------------
                              DALE A. WILLIAMS

                              /s/ Rory Williams
                              --------------------------------------------
                              RORY WILLIAMS